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                                                               EXHIBIT 10.129

                            AMENDMENT TO EMPLOYMENT AGREEMENT

     AMENDMENT to Agreement dated December 5, 1996, by and between INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION (hereinafter referred to as "EMPLOYER" and/or "IMTECH") and MATTI KON, residing at 211 Madison Avenue, Apt. 24-B,
New York, New York 10016 (hereinafter referred to as "EMPLOYEE").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

     WHEREAS, the parties have entered into and Employment Agreement dated October 28, 1996; and

     WHEREAS, the parties are desirous of amending and supplementing the Agreement; and

     WHEREAS, the Amendment has been ratified by the Board of Directors of EMPLOYER; and

     WHEREAS, the parties are further desirous of expressing their rights and responsibilities with respect to said Amendment.

             NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND CONDITIONS HEREINAFTER SET FORTH, THE PARTIES AGREE AS FOLLOWS:

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     FIRST: It is understood and agreed that the Agreement dated December 5,
1996, annexed hereto and made a part hereof, is ratified, and that the within Amendment has been approved by the Board of Directors of EMPLOYER.

     SECOND: The term of the above-mentioned Employment Agreement is extended from December 5, 1997 until December 5, 1999, or for an additional period of two (2) years.

     THIRD: In the event that the Employment Agreement and/or Amendment is terminated prior to December 5, 1999, as a result of a change in job title and/or job description from EMPLOYEE's current position as Chief Executive Officer of EMPLOYER or, in the further event that EMPLOYEE is terminated, directly or indirectly, without cause by EMPLOYER, then in that event, it is understood and agreed that EMPLOYEE will be entitled to be paid a minimum of one year's salary compensation, or the sum of $200,000. Additionally, EMPLOYEE reserves the right to put to EMPLOYER all vested but unexercised stock options granted and issued to EMPLOYEE at $.33 per option with the condition that the five day trading market average price of the Company's stock as traded on NASDAQ is a minimum of $.33 higher than that of the exercise price of the EMPLOYEE's option.

     In the event that EMPLOYEE elects to utilize the put option granted to him, EMPLOYEE will be provided to afford ten days' written notice to

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EMPLOYER on his right to put the options to EMPLOYER. EMPLOYER agrees to make payment within 60 days from the date that the put option is exercised by EMPLOYEE.

     FOURTH: EMPLOYER acknowledges that EMPLOYEE's services are valuable to EMPLOYER, and that EMPLOYER will take the necessary action to report the within Amendment to EMPLOYEE's contract by a filing of said information with the Securities and Exchange Commission on a Form 8-K Report.

     FIFTH: Additionally, EMPLOYER agrees to pay to, or for EMPLOYEE, all medical and life insurance benefits currently paid to and/or on behalf of EMPLOYEE for a period of 18 months form the date of EMPLOYEE's termination or severance from EMPLOYER. Employer further agrees to pay to employee, the housing allowance currently paid to employer for a period of one (1) year from termination.

     SIXTH: In the event of any dispute concerning the within Amendment, then and in that event, EMPLOYER and EMPLOYEE agree that each will abide by the rules, regulations and decisions as made by a single arbitrator at the American Arbitration Association in the City, State and County of New York.

     SEVENTH: The within Amendment may not be changed, modified or altered, without being executed by the parties, and the parties agree that the within will be governed by the Laws of the State of New York.

     EIGHTH: The parties acknowledge that counsel for EMPLOYER has been requested to prepare the within Amendment, and that EMPLOYEE has consulted with counsel of his own choice prior to entering into the within Amendment.

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     In the event of notice is required, it shall be made as follows:

            If to EMPLOYER, at

            Information Management Technologies Corporation
            130 Cedar Street
            New York, NY 10006

            If to EMPLOYEE, at
            211 Madison Avenue, Apt. 24-B
            New York, New York 10016

     IN WITNESS WHEREOF, the parties have set their hands and seals on the day, month and year first above written.

                                          INFORMATION MANAGEMENT
                                          TECHNOLOGIES CORPORATION

                                      By: /s/ Joseph Gitto
                                          -------------------------
                                          Joseph Gitto

                                          /s/ Matti Kon
                                          -------------------------
                                          Matti Kon

     The within Amendment has been approved by the Board of Directors of EMPLOYER.

                                          /s/ Joseph Gitto
                                          -------------------------
                                          Joseph Gitto

                                          /s/ Harry Markovits
                                          -------------------------
                                          Harry Markovits


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